Exhibit 10.01

                          CELLEGY PHARMACEUTICALS, INC.
                          RETENTION AND SEVERANCE PLAN
                                 FOR EXECUTIVES


1.       GENERAL

         1.1 Purpose. The purpose of this Plan is to provide specified compensation and benefits to Executives in the event of a "Termination Upon Change of Control" or a "Termination in Absence of Change of Control" as defined under this Plan.

         1.2 No Employment Agreement. This Plan does not obligate the Company to continue to employ an Executive for any specific period of time, or in any specific role or geographic location. Subject to the terms of any applicable written employment agreement between the Company and an Executive, the Executive's employment is on an at-will basis, the Company may assign an Executive to other duties, and either an Executive or the Company may terminate an Executive's employment at any time for any reason.

         1.3 Defined Terms. Capitalized terms used in this Plan shall have the meanings set forth in Section 5, unless the context clearly requires a different meaning.

         1.4 Federal and State Withholding. The Company may withhold from any and all payments of cash or other consideration to an Executive under this Plan, or from an Executive's salary or other compensation payments, any amounts that are required to be withheld under applicable federal, state and local tax or employment laws (including without limitation withholding and employment taxes), and descriptions of all amounts payable under this Plan shall be net of (and subject to reduction by) such withholdings.

2.       TERMINATION UPON CHANGE OF CONTROL

         2.1 Prior Obligations. In the event of an Executive's Termination Upon Change of Control, the Executive shall be entitled to the basic severance compensation described below.

                  2.1.1 Accrued Salary and Vacation. All salary and accrued vacation earned through the date of the Executive's termination of employment shall be paid upon termination of employment.

                  2.1.2 Accrued Bonus Payment. The Executive shall receive a lump sum payment of his or her target bonus for the Company's prior fiscal year to the extent that any such bonus was earned and is unpaid on the date of termination of employment.

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                  2.1.3    Expense  Reimbursement.   Within  ten  (10)  days  of
                           submission   of  proper   expense   reports   by  the
                           Executive,  the Company shall  reimburse an Executive
                           for  all   expenses   incurred   by  the   Executive,
                           consistent with past practices, in connection with the business of the Company before the Executive's termination of employment.

                  2.1.4 Employee Benefits. The Executive shall receive the benefits, if any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plan to which the Executive may be entitled pursuant to the terms of such plans.

         2.2 Executive Cash Severance Benefits. In the event of an Executive's Termination Upon Change of Control, an Executive shall be entitled to the additional executive severance benefits described below.

                  2.2.1 Cash Severance Payment. The Executive shall receive an amount equal to twelve (12) months of Base Salary and the annual target bonus at the 100% level for the year in which such termination occurred paid in a lump sum within thirty (30) days of Termination Upon Change of Control. If the Executive should die before all amounts payable to him or her have been paid, such unpaid amounts shall be paid to the Executive's designated beneficiary, if living, or otherwise to the personal representative of the Executive's estate.

         2.3 Stock Option or Restricted Stock Acceleration; Period of Time After Termination To Exercise Options.

                  2.3.1 Exercisability of Options Following Termination Upon Change of Control. All outstanding stock options and any restricted stock awarded by the Company under the Company's 1995 Equity Incentive Plan to the Executive prior to the Change of Control shall have their vesting and exercisability accelerated in full to be 100% vested and exercisable from the date of such termination. The Executive will have twelve (12) months after the date of termination to exercise any outstanding stock options following Termination Upon a Change of Control, but in no event more than ten
                           (10) years from the initial grant date of such stock options.

                  2.3.2 Acceleration Following Non-assumption Upon Change of Control. If there is a Change of Control transaction in which outstanding stock options granted (or restricted stock awards made) under the Company's 1995 Equity Incentive Plan before the transaction are not fully assumed by, or replaced by fully equivalent substitute options or restricted stock of, the Successor, then (1) all such unvested options and restricted stock shall have their vesting fully accelerated to be 100% vested and exercisable immediately prior to the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to the Executive of
                           (a) the date such unexercised options will terminate and (b) the period during which the Executive may exercise the fully vested options.

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          2.4     Extended Insurance  Benefits;  Coverage Under Another Plan. An
                  Executive who elects coverage under the Consolidated Budget Reconciliation Act of 1985 ("COBRA") shall receive, by means of payment on behalf of the Executive of the applicable premiums, continued provision of the Company's health related and other standard employee insurance coverages as are in effect immediately prior to an Executive's Termination Upon Change of Control for a period of twelve (12) months following such Termination Upon Change of Control (with the Executive remaining responsible for such percentage of payments under
                  such   insurance  as  the   Executive  was   responsible   for
                  contributing immediately before the employment termination). The date of the "qualifying event" for the Executive and any dependents shall be the date of employment termination of the Executive. Notwithstanding the preceding provisions of this subsection 2.4, in the event an Executive becomes covered as a primary insured (that is, not as a beneficiary under a spouse's or partner's plan) under another employer's group health plan during the period provided for herein, the Executive promptly shall inform the Company and the Company shall cease provision of continued group health insurance for the Executive and any dependents.

3.       TERMINATION IN ABSENCE OF CHANGE OF CONTROL

         3.1 Prior Obligations. In the event of an Executive's Termination in Absence of Change of Control, an Executive shall be entitled to the basic severance compensation described below.

                  3.1.1 Accrued Salary and Vacation. All salary and accrued vacation earned through the date of the Executive's termination of employment shall be paid upon termination of employment.

                  3.1.2 Accrued Bonus Payment. The Executive shall receive a lump sum payment of his or her target bonus for the Company's prior fiscal year to the extent that any such bonus was earned and is unpaid on the date of termination of employment.

                  3.1.3 Expense Reimbursement. Within ten (10) days of submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses incurred by the Executive, consistent with past practices, in connection with the business of the Company before the Executive's termination of employment.

                  3.1.4 Employee Benefits. The Executive shall receive the benefits, if any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plan to which the Executive may be entitled pursuant to the terms of such plans.


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         3.2      Continuation  of Base Salary.  In the event of the Executive's
                  Termination in Absence of Change of Control, the Executive shall be entitled to receive the Executive's Base Salary for a period of six (6) months, payable over such six-month period in accordance with the Company's normal payroll practices (the "Continuation Payment"). If, at any time during the period that Continuation Payments are made, the Executive accepts employment with, or is otherwise engaged to provide services to, or receives compensation from, any other person, entity or organization, whether as an employee, consultant, advisor or similar capacity, then the amount of the Continuation Payments shall be reduced by the amount of compensation earned by the Executive in such capacity during such time. The Executive shall immediately notify the Company of any employment,
                  engagement   or   compensation   described  in  the  preceding
                  sentence.

         3.3 Exercisability of Options Following Termination in Absence of Change of Control. All outstanding and unvested stock options and any restricted stock awarded granted under the Company's 1995 Equity Incentive Plan by the Company to the Executive prior to an Executive's Termination in Absence of Change of Control shall cease vesting as of the date of termination, but, in the case of stock options, shall continue to remain exercisable (but in no event shall be exercisable for more than ten (10) years from the initial grant date of such stock options) for a period of six (6) months from the date of employment termination.

         3.4      Extended Insurance Benefits.

                  3.4.1 Benefit Continuation. An Executive who elects coverage under COBRA shall receive, by means of payment on behalf of the Executive of the applicable premiums, continued provision of the Company's health related and other standard employee insurance coverages as are in effect immediately prior to the Executive's Termination in Absence of Change of Control for a period of six (6) months following such Termination in Absence of Change of Control (with the Executive remaining responsible for such percentage of payments under such insurance as the Executive was responsible for contributing immediately before the employment termination). The date of the "qualifying event" for an Executive and any dependents shall be the date of employment termination of the Executive.

                  3.4.2 Coverage Under Another Plan. Notwithstanding the preceding provisions of this subsection 3.4, in the event an Executive becomes covered as a primary insured (that is, not as a beneficiary under a spouse's or partner's plan) under another employer's group health plan during the period provided for herein, the Executive promptly shall inform the Company and the Company shall cease provision of continued group health insurance for the Executive and any dependents.


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4.       FEDERAL EXCISE TAX UNDER SECTION 280G

         4.1 Reimbursement of Excise Tax. If (1) any amounts payable to an Executive under this Plan are characterized as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) an Executive thereby would be subject to any United States federal excise tax due to that characterization, then the Executive may elect, in the Executive's sole discretion, to reduce the amounts payable under this Plan or to have any portion of applicable options or restricted stock not vest in order to avoid any "excess parachute payment" under Section 280G(b)(1) of the Code.

4.2 Determination by Independent Public Accountants. Unless the Company and an Executive otherwise agree in writing, any determination required under this Section 4 shall be made in writing by independent public accountants agreed to by the Company and an Executive (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the
                  Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 4.

5.       DEFINITIONS

         5.1 Capitalized Terms Defined. Capitalized terms used in this Plan shall have the meanings set forth in this Section 5, unless the context clearly requires a different meaning.

         5.2 "Base Salary" means the base salary of an Executive immediately preceding any Change of Control, or in the absence of Change of Control, immediately preceding an Executive's termination of employment.

         5.3      "Cause" means:

                  (a) Executive's willful and deliberate failure or a refusal (not resulting from Executive's incapacity due to physical or mental illness) to comply in any material respect with the legal or ethical policies, standards or regulations of the Company (including without limitation the Company's insider trading policy), or willful and deliberate failure to follow the lawful written directions of the Chief Executive Officer or the Board of Directors, provided that written notice in reasonable detail as to the alleged failure or refusal has been given to the Executive by the Chief Executive Officer or his authorized designate and, if the failure is capable of cure, the Executive has had a reasonable opportunity to cure such failure;


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                  (b)      the  Executive's   misconduct   which  is  materially
                           detrimental to the Company, or willful and deliberate
                           failure  or  a  refusal  (not   resulting   from  the
                           Executive's  incapacity  due to  physical  or  mental
                           illness)  in  any  material  respect   faithfully  or
                           diligently, to perform Executive's legal and ethical duties, determined by the Company in accordance with any written agreement between the Executive and the Company or the customary duties of the Executive's
                           employment;   provided   that  written   notice,   in
                           reasonable detail as to the alleged failure or refusal, has been given to the Executive by the Chief Executive Officer or his authorized designate and, if the failure is capable of cure, the Executive has had a reasonable opportunity to cure such failure;

                  (c) the Executive's deliberate concealment from the Board of any action by the Company in violation of any legal or ethical policy, standard or regulation set by the Company;

                  (d)      the  Executive's  deliberate  failure to obtain Board
                           approval   for  any  Company  act   requiring   Board
                           approval;

                  (e) any unprofessional, unethical or fraudulent conduct that is demonstrably injurious and materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company;

                  (f) dishonest conduct or deliberate attempt to do injury to the Company;

                  (g) the Executive's material breach of any written employment agreement or invention assignment and confidentiality agreement between the Executive and the Company; or

                  (h) commission of an unlawful or criminal act (serious in nature) which the Board of Directors or the Chief Executive Officer reasonably concludes would reflect adversely on the Company, or the Executive's conviction of a felony or other crime involving embezzlement, fraud or any offense involving the money or property of the Company.

         5.4      "Change of Control" means:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;


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                  (b)      the Company is party to a merger or consolidation, or
                           series of related transactions,  which results in the
                           voting   securities   of  the   Company   outstanding
                           immediately prior thereto failing to continue to represent (either by remaining outstanding or by
                           being   converted  into  voting   securities  of  the
                           surviving entity) at least fifty (50%) percent of the combined voting power of the voting securities of the
                           Company   or  such   surviving   entity   outstanding
                           immediately after such merger or consolidation;

                  (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect);

                  (d) the dissolution or liquidation of the Company; provided, however, that the dissolution or liquidation of the Company shall be deemed to be a Change of Control only if the Company has sufficient cash to pay all amounts it is obligated to pay to any federal, state or local taxing or other authority, all of its creditors and all amounts required to be paid to employees in respect of compensation or benefits, and only if the Board determines that treatment of such event as a Change of Control is consistent with its fiduciary duties; or

                  (e) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

         5.5 "Company" shall mean Cellegy Pharmaceuticals, Inc., and, following a Change of Control, any Successor.

         5.6 "Executive" shall mean an executive of the Company whom the Company determines to be eligible to participate in the Plan and who has executed an Agreement of Plan Participation in the form set forth in Exhibit A hereto.

         5.7 "Good Reason" means, upon or following a Change of Control, the occurrence of any of the following conditions, without an Executive's written consent:

                  (a) assignment to an Executive of a title position, responsibilities or duties that are materially less than the title position, responsibilities and duties which the Executive occupied immediately preceding any termination of employment, except that following a Change of Control, a reduction in title position, responsibilities or duties solely by virtue of the Company being acquired and made part of a larger entity or operated as a subsidiary shall not constitute Good Reason;

                  (b) a material reduction in an Executive's Base Salary, other than reductions made for all officers of the Company, a material reduction in the Executive's target bonus opportunity after the occurrence of a Change of Control compared to the amount of the target bonus opportunity in effect before the occurrence of the Change of Control, or a material reduction in employee benefits other than a reduction applicable to employees generally;


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                  (c)      the  Company's  requiring an Executive to be based at
                           any office or location more than 40 miles from the office where the Executive was employed immediately preceding the Change of Control; or

                  (d) any material breach by the Company of the terms of any written employment agreement between the Company and the Executive or of the terms of this Plan, which breach is not cured within twenty (20) days following written notice by the Executive to the Company of such breach, including but not limited to the failure by the Company to require a Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Company's Change of Control obligations, as if no such succession had taken place.

         5.8      "Disability" means that:

                  (a) an Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of an Executive's duties;

                  (b) such total incapacity shall have continued for a period of four consecutive months; and

                  (c) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of an Executive's life.

         5.9 "Successor" means the Company as defined above and any successor or assign to substantially all of its business and/or assets.

         5.10 "Termination in Absence of Change of Control" means any termination of employment of an Executive by the Company without Cause (i) that occurs prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control, (ii) that occurs after the Company announces that it has terminated any such definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement, or (iii) that occurs more than twelve (12) months following a Change of Control. Notwithstanding the foregoing, the term "Termination in Absence of Change of Control" shall not include any termination of the employment of an Executive (1) by the Company for Cause; (2) by the Company as a result of the Disability of an Executive; (3) as a result of the death of the Executive; or (4) as a result of the voluntary termination of employment by the Executive.


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         5.11     "Termination Upon Change of Control" means:

                  (a) any termination of the employment of an Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's shareholders and other conditions and contingencies) and ending on the date which is twelve (12) months following a Change of Control; or

                  (b)      any resignation by an Executive for Good Reason where
                           (i) such Good Reason occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's shareholders and other conditions and contingencies) and ending on the date which is twelve (12) months following the Change of Control, and (ii) such resignation occurs within six (6) months following the occurrence of such Good Reason.

         Notwithstanding the foregoing, the term "Termination Upon Change of Control" shall not include any termination of the employment of an Executive (1) by the Company for Cause; (2) by the Company as a result of the Disability of the Executive; (3) as a result of the death of the Executive; or (4) as a result of the voluntary termination of employment by the Executive for reasons other than Good Reason.

6.       EXCLUSIVE REMEDY

         6.1 No Other Benefits Payable. An Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 2, 3 and 4 have been provided to the Executive, except as expressly set forth in this Plan or, subject to the provisions of Sections 11 and 15, in a duly executed agreement between Company and the Executive entered into after the date of adoption of this Plan.

         6.2 Release of Claims. The Company may condition payment of the cash severance in Sections 2, 3 and 4 of this Plan and the stock option acceleration described in Sections 2, 3 and 4 of this Plan upon the delivery by the Executive of a signed general release of claims in a form reasonably satisfactory to the Company and covering the Company, its parents and subsidiary entities, and its directors, officers and agents; provided, however, that an Executive shall not be required to release any rights an Executive may have to be indemnified by the Company.

7.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         The Company shall condition payment of the cash severance benefits described in this Plan upon an Executive's acknowledgment of his or her continuing obligation to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between the Executive and the Company.


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8.       NON-SOLICITATION; NON-COMPETITION

         8.1 Agreement Not to Solicit. If Company performs its obligations to deliver the severance benefits set forth in Sections 2, 3 and 4 of the Plan, then for a period of one (1) year after an Executive's termination of employment, the Executive will not solicit, induce, or attempt to solicit or induce, the services or business of any employee (other than the Executive's administrative assistant), distributor, vendor, representative, business partner, customer, distributor, licensee, manufacturer, or customer of the Company to discontinue that person's or entity's relationship with or to the Company.

         8.2 Transition Services. If Company performs its obligations to deliver the severance benefits set forth in Sections 3 and 4 of the Plan, then for a period of (i) one (1) year in the case of a Termination Upon a Change of Control, and (ii) six (6) months in the case of a Termination in the Absence of a Change of Control, after Executive's termination of employment: to the maximum extent enforceable by law, the Executive will provide reasonable transition services as requested by the Company.

         8.3 Non-Competition. The Executive agrees that, in connection with a Change of Control transaction, to the extent permitted by applicable law, for a period of one year after the date of the Change of Control transaction, without the consent of the Board of Directors of the Company (or, if applicable, the acquiring of surviving corporation in such Change of Control transaction), which consent shall not be unreasonably withheld, the Executive shall not engage in (as defined below) or provide services to any business that is directly or indirectly competitive with the then-present or then-actively contemplated business of the Company, in any county, state, country or other jurisdiction in which the Company is then-doing business or is then-planning to do business. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of this Section: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any part thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; provided, however, that the Executive shall retain the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed five percent (5.0%) of the voting control of said entity. In addition, the Executive may make passive investments in privately held entities that are determined by the Board of Directors of the Company not to be competitors of Company.

9.       ARBITRATION

         9.1 Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Plan, the interpretation, validity or enforceability of this Plan or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon an Executive or any third party; and (2) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

         9.2 Site of Arbitration. The site of the arbitration proceeding shall be in San Francisco, California.

10.      INTERPRETATION

         This Executive and the Company agree that this Plan shall be interpreted in accordance with and governed by the laws of the State of California as applied to contracts entered into and entirely to be performed within that state.

11.      CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

         11.1     No Limitation of Regular Benefit Plans.  Except as provided in
                  Section 11.2 below, this Plan is not intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company's stock option plans; and this Plan is not intended to and shall not affect, limit or terminate any provisions contained in written option agreements entered into between the Company and the Executive before the date of adoption of this Plan.

         11.2 Noncumulation of Cash Benefits. An Executive may not cumulate cash severance payments, stock options and restricted stock vesting under both this Plan and another plan or policy of the Company (except for such provisions, if any, relating to options or restricted stock under the Company's 1995 Equity Incentive Plan). If an Executive has any other binding written agreement with the Company which provides that upon a Change of Control or termination of employment the Executive shall receive Change of Control or termination benefits, then no benefits shall be received by the Executive under this Plan unless the Executive agrees in writing to waive his or her rights to such benefits, in which case this Plan shall supercede any such written agreement with respect to such benefits.

12.      SUCCESSORS AND ASSIGNS

         12.1 Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Plan.

         12.2 No Assignment of Rights. The interest of an Executive in this Plan or in any distribution to be made under this Plan may not be assigned, pledged, alienated, anticipated, or otherwise encumbered (either at law or in equity) and shall not be subject to attachment, bankruptcy, garnishment, levy, execution, or other legal or equitable process. Any act in violation of this Section 12.2 shall be void.

         12.3 Heirs and Representatives of an Executive. This Plan shall inure to the benefit of and be enforceable by an Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

13.      NOTICES

         For purposes of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered by means of personal delivery, (ii) one business day after deposit with a reputable national courier service for overnight delivery, with confirmation of receipt, (iii) one business day after transmission by telecopier with confirmation of receipt (and a copy delivered by mail), and (iv) three business days after deposit in the mail, if delivered by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Company:        Cellegy Pharmaceuticals, Inc.
                                   349 Oyster Point Boulevard, Suite 200
                                   South San Francisco, CA Sunnyvale, CA  94080
         Attention:                Chief Executive Officer

         and if to an Executive at the address specified by the Executive or, if no address is specified, to the last known address for the Executive as reflected in the Company's business records. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

14.      NO REPRESENTATIONS

         An Executive acknowledges that in entering into this Plan, the Executive is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.

15.      MODIFICATION AND AMENDMENT

         At any time after the Effective Date of this Plan and prior to the date thirty (30) days before the earlier of (1) the date that the Company first publicly announces it is conducting negotiations leading to a Change of Control, or (2) the date that the Company enters into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies), the Board of Directors of the Company shall have the right to amend, suspend or terminate this Plan at any time and for any reason. Notwithstanding the preceding sentence, however, no amendment or termination of this Plan shall reduce an Executive's rights or benefits under this Plan if the Executive was employed by the Company before the date the amendment is adopted or this Plan is terminated, as appropriate.

16.      VALIDITY

         16.1 Invalid Provisions. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

         16.2 Execution by Company Executive Officer or Director. This Plan and any modifications or amendments shall require the approval of the Board of Directors of the Company.

17.      EFFECTIVE DATE; TERM OF PLAN

         17.1 Effective Date. The Effective Date of this Plan is the date this Plan is adopted by the Board of Directors.

         17.2 Term of Plan. The term of the Plan shall continue until December 31, 2006.


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

                                                                       Exhibit A


                          CELLEGY PHARMACEUTICALS, INC.
                          RETENTION AND SEVERANCE PLAN
                         AGREEMENT OF PLAN PARTICIPATION

         This Agreement of Plan Participation ("Agreement") is made and entered into as of __________, 2003, by and between Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), and the executive named below (the "Executive"). Each capitalized term herein not otherwise defined shall have the meaning ascribed to it in the Cellegy Pharmaceuticals, Inc. Retention and Severance Plan For Executives, as amended (the "Plan").

                                    RECITALS

         A. The Company has adopted the Plan to provide certain retention and severance benefits to certain executives of the Company under the circumstances provided in the Plan.

         B. The Company has determined that it is in the best interests of the Company to enter into this Agreement with Executive.

                                    AGREEMENT

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Participation in the Plan. Executive shall participate in the Plan, as amended, and receive the rights and benefits provided in the Plan and this Agreement pursuant to the terms and conditions thereof.

         2. Termination Upon a Change of Control. As described in greater detail in the Plan, upon a Termination Upon Change of Control, Executive will receive
(a) twelve (12) months Base Salary and the annual target bonus at the 100% level for the year in which the Termination Upon Change of Control occurred, payable in one lump sum amount under Section 2.2.1 of the Plan, and (b) twelve (12)
months (or, if earlier, until the Executive becomes covered by another employer's health plan, as described in Section 2.4 of the Plan) of paid COBRA coverage; and all outstanding options and restricted stock held by Executive shall vest in full under Section 2.3.1 of the Plan, and Executive shall have twelve (12) months from the date of termination of employment within which to exercise such options.

         3. Termination In Absence of Change of Control. As described in greater detail in the Plan, upon a Termination in Absence of Change of Control, Executive will receive (a) six (6) months of Base Salary continuation under
Section 3.2 (subject to reduction as provided in Section 3.2 of the Plan), (b) six (6) months after the date of employment termination to exercise any outstanding stock options granted under the Company's 1995 Equity Incentive Plan, to the extent such options were vested and exercisable as of the date of termination, and (c) six (6) months (or, if earlier, until the Executive becomes covered by another employer's health plan, as described in Section 3.4 of the
Plan) of paid COBRA coverage.

         4. No Other Benefits. Executive agrees that by executing this Agreement and participating in the Plan, Executive waives and terminates his or her rights to any cash severance or option or restricted stock acceleration or continued vesting under any agreement with the Company other than this Agreement (whether written or oral) or as provided in the Plan, that provides that upon a change of control or termination of employment Executive would be entitled to receive any cash severance or acceleration or continued vesting of options.

         5. Release of Claims. As provided in the Plan, Executive's right to receive the severance and other benefits described in this Agreement and in the Plan are conditioned on Executive executing and delivering to the Company a release of claims, substantially in the form of Appendix A attached hereto or such other form as the Company may reasonably require.

         6. General; Miscellaneous. The other terms and provisions of the Plan are hereby incorporated by referenced as if set forth fully herein. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which taking together shall constitute one and the same agreement. Executive has read and understands, and agrees to be bound by, the terms and conditions of the Plan, as amended, and this Agreement. This Agreement (including the Plan) contains the entire understanding and agreement between the parties with respect to the subject matter of the Agreement and supersedes any and all prior agreements, negotiations and discussions between the Company and the Executive with respect to the subject matter hereof. Nothing in this Agreement or the Plan will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Executive's employment or other relationship with the Company at any time, for any reason or no reason, with or without cause. No amendment or termination of the Plan shall reduce any of Executive's rights or benefits under the Plan or this Agreement.



                [Remainder of this page intentionally left blank]

                                                                  FOR EXECUTIVES


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Plan Participation set forth above.

CELLEGY PHARMACEUTICALS, INC.               EXECUTIVE:



By:
    ----------------------------------      -----------------------------------
    Name:                                   Name:
    Title:                                  Date:




                                       3